EXHIBIT 1.1.1

                             UNDERWRITING AGREEMENT

                                TRADEQUEST , INC.
                         REGISTERED SB-2 PUBLIC OFFERING
                                       OF
                        5,000,000 SHARES OF COMMON STOCK
                             $4.50 PER COMMON SHARE

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of the date set forth on the signature page hereof by and between TradeQuest, Inc., a Delaware corporation (the "COMPANY"), and Chicago Investment Group, Inc., (the "Agent").

         The Company proposes to offer and sell solely a minimum of 2,500,000 shares of Common Stock or $11,250,000 (the "MINIMUM OFFERING AMOUNT") and up to a maximum of 5,000,000 shares of Common Stock or $22,500,000 (the "MAXIMUM OFFERING AMOUNT") for a purchase price of $4.50 per share (individually a "SHARE" and collectively the "SHARES"), pursuant to a registration statement filed (with the Securities and Exchange Commission) under the Securities Act of 1933, as amended (the "ACT") upon the terms and subject to the conditions as set forth herein (the "OFFERING"). Three founders of the Company shall have the option to sell up to an additional 300,000 Shares on the same terms as described herein in the event the Offering is oversubscribed. All Shares are offered subject to the right of the Company to reject any subscription for Shares in whole or in part for any reason whatsoever or to sell to any prospective investor less than the number of Shares subscribed for by such prospective investor and subject to certain other conditions.

         The Company has determined to use the services of the Agent, including other securities dealers which may be engaged to sell the Offering by virtue of an agreement with the Agent, as its exclusive agent to solicit subscriptions for the Shares on a "best efforts" basis through the earlier of (a) December 1, 2001 (or such earlier date as is mutually agreed by parties to this Agreement); or
(b) the sale of all Shares offered, which period can be extended upon agreement of the Company and the Agent to February 28, 2002 without notice to investors (the "OFFERING PERIOD"). The Agent hereby agrees to act in such capacity and to use its best efforts to find purchasers for the Shares in accordance with the terms and conditions of this Agreement. Additionally, the Agent may offer the Shares on a wholesale basis to other qualified broker/dealers who are members of the NASD, if in the United States or an equivalent regulatory organization if other than the United States (Selling Dealer or Co-Underwriter), on the offering date and subsequent thereto, subject to the foregoing and on the conditions of a Selling Dealer Agreement executed with the Agent. A Selling Dealer or a Co-Underwriter may offer Shares to the public under the same terms and conditions as are established herein and the laws and regulations of such jurisdiction wherein such sale is transacted. The Company may offer Shares directly to Investors and accept subscriptions, provided that no sales commissions are paid on such transactions.

         Accompanying this Agreement is a copy of the Company's Registration Statement on Form SB-2 (including the Company's Prospectus relating to the Offering) prepared for use in conjunction with the offer and sale of the Shares (which document as may be amended from time to time is herein referred to as the "Registration Statement").

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         I     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
         represents and warrants to the Agent that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the power and authority to carry on its business as conducted or proposed to be conducted by it and to hold title to its property, which business and property is described in the Registration Statement. The Company has the corporate power and authority to execute and deliver this Agreement, to conduct such business and to perform its obligations hereunder and consummate the transactions contemplated by the Offering and this Agreement.

         (b) When (i) the Company has received payment for subscriptions in accordance with the provisions of the Registration Statement, and (ii) certificates evidencing the Shares have been issued to the respective Subscribers therefor, the Shares will be validly issued, fully paid and non-assessable.

         (c) As of the date of the Registration Statement and to the best of the Company's knowledge after due inquiry, the Registration Statement (including the Prospectus) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Except as disclosed in the Registration Statement, there are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against or affecting the Company which could prevent or interfere with or adversely affect the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder or the offering, issuance and sale of the Shares, or which, individually or in the aggregate, would have a material adverse effect on the value of the assets or the operation of the business of the Company.

         (e) Except as otherwise disclosed in the Registration Statement, all requisite authorizations, approvals or orders from any court, governmental or regulatory official or body necessary to permit the Company to conduct its business as described in the Registration Statement will have been obtained or are in the process of being applied for prior to the Closing Date. All requisite authorizations, approvals or orders from any court or any governmental or regulatory official or body necessary for the consummation by the Company of the transactions contemplated by this Agreement will have been obtained or are in the process of being applied for prior to the Closing Date.

         (f) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except that (i) such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

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         (g) The Company's execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under (i) the Company's articles of incorporation or by-laws, (ii) any material agreement, indenture or instrument by which the Company is bound (except to the extent such conflict, breach or default would not have a material adverse effect on the value of the assets or the operation of the business of the Company), or (iii) any law, administrative regulation or court decree (except to the extent such conflict, breach or default would not have a material adverse effect on the value of the assets or the operation of the business of the Company).

         (h) All sales of securities made by the Company at any time since its inception were issued pursuant to valid exemptions under applicable federal and state securities laws and except for compensation paid to the Agent, no commissions were paid and no advertising or other general solicitation was made in connection with any of such sales.

         (i) It is the Company's present intention to utilize the proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement. Further, the Company has no present intention to make any material changes in its business as described in the Registration Statement.

         (j) The Company represents and warrants that the financial statements of the Company contained in or attached to the Registration Statement have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and present fairly the financial position of the Company as of the date indicated. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) have been made which are considered necessary for a fair presentation of such information for the periods presented. Except for the transactions contemplated by the Registration Statement, there has been no material adverse change in the condition of the Company, financial or otherwise, from that set forth in the Registration Statement.

         (k) On the date hereof, and at the Closing Date, the Company is not or will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (l) Neither the Company nor any of its affiliates have received or are entitled to receive, directly or indirectly, any compensation or other benefit in connection with the Offering including, but not limited to, any commission or similar fee, except as described in the Registration Statement.

         (m) The Company has not paid or awarded, and will not pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of the Shares as an inducement to advise the purchase of the Shares, except as such commissions or other compensation may be paid or awarded to the Agent in accordance with this Agreement in connection with the sale of the Shares as described in the Registration Statement.

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

         (n) Any written or oral information provided to prospective purchasers of Shares by authorized representatives of the Company other than the Agent ("AUTHORIZED PERSONS") will not contain any untrue statement of a material fact or, when taken together with the information set forth in the Registration Statement, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (o) The sale of the Shares has been duly and validly authorized by the Company. There are no outstanding options, warrants or other rights to purchase or otherwise acquire any Shares of the Company or any security convertible into such Shares, except as described in the Registration Statement.

         (q) None of the Company, any of its directors, officers, or beneficial owners of 10% or more of any class of its equity securities, or any of their respective affiliates, including the Company (or any other person serving in a similar capacity):

                  (i) has been convicted within ten years prior to the date hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement with the Commission, or arising out of such person's conduct as an underwriter, broker, dealer, municipal securities dealer or investment adviser;

                  (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment adviser;

                  (iii) is subject to an order of the Commission entered pursuant to section 15(b), 15B(a), or 15B(c) of the Securities Exchange Act of 1934 ("Exchange Act"), or is subject to an order of the Commission entered pursuant to section 203(e) or
                  (f) of the Investment Advisers Act of 1940;

                  (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the Exchange Act, an association registered as a national securities association under section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade;

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                  (v) is subject to a United States Postal Service false
                  representation order entered within five years prior to the date hereof; or is subject to a restraining order or preliminary injunction entered under section 3007 of title 39, United States Code, with respect to any conduct alleged to constitute postal fraud;

                  (vi) has been or has been named as an underwriter of any securities covered by any registration statement which is the subject of any pending proceeding or examination under Section 8 of the Act, or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof;

                  (vii) has taken or failed to take any other act or are subject to any other order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of federal or state securities laws;

                  (viii) has filed a registration statement that is the subject of a currently effective stop order entered pursuant to any state's securities law within five years prior to the date hereof;

                  (ix) has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

                  (x) is currently subject to any state administrative enforcement order or judgment entered by that state's securities administrator within five years prior to the date hereof or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including but not limited to making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to the date hereof;

                  (xii) is subject to any state's administrative enforcement order or judgment that prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

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                  (xiii) is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to the date hereof..

         (r) Other than the Agent, the Company has not contracted with any person to act as a finder or investment adviser in connection with these transactions described herein and the Company agrees to indemnify the Agent with respect to any claim for such a finder's fee in connection with the Offering. No director or principal shareholder of the Company is a member of a broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD") or an employee or associated member of a broker-dealer registered with the NASD.

         2. REPRESENTATIONS AND WARRANTIES OF THE AGENT. The Agent hereby represents, warrants and agrees with the Company that:

         (a) The Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with the corporate power and authority to conduct its business, to execute and deliver this Agreement, and to perform the obligations contemplated herein.

         (b) This Agreement has been duly and validly authorized, executed and delivered by the Agent and constitutes the valid, binding and enforceable agreement of the Agent, except to the extent that (i) such enforcement may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

         (c) The Agent's execution and delivery of this Agreement, and the performance of its obligations hereunder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, its articles of incorporation or bylaws, any agreement or instrument to which it is a party or by which it is bound, or any judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to Agent.

         (d) As of the date of the Registration Statement, the information contained in the Registration Statement relating to the Agent, if any, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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         (e) The Agent is (i) a broker-dealer duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "EXCHANGE ACT");
         (ii) a member in good standing of the NASD; and (iii) duly registered as a broker-dealer under the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent will maintain all its registrations as well as those of each individual who participates in the offer or sale of the Shares as the Agent's agent or registered representative, in good standing throughout the term of the Offering and the Agent will comply with all statutes and other requirements of law applicable to it with respect to its brokerage activities within those jurisdictions. To the extent required by applicable law, any individual who participates in the offer or sale of the Shares as the Agent's agent or registered representative will be duly registered as a registered representative or principal of the Agent pursuant to the provisions of the NASD rules.

         (f) Neither Agent nor any of its directors or officers nor any beneficial owner of 10% or more of any class of its equity securities, nor any of their respective affiliates (nor any other person serving in a similar capacity):

                  (i) has been convicted within ten years prior to the date hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement with the Commission, or arising out of such person's conduct as an underwriter, broker, dealer, municipal securities dealer or investment adviser;

                  (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment adviser;

                  (iii) is subject to an order of the Commission entered pursuant to section 15(b), 15B(a), or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to section 203(e) or (f) of the Investment Advisers Act of 1940;

                  (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the Exchange Act, an association registered as a national securities association under section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade;

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                  (v) is subject to a United States Postal Service false
         representation order entered within five years prior to the date hereof; or is subject to a restraining order or preliminary injunction entered under section 3007 of title 39, United States Code, with respect to any conduct alleged to constitute postal fraud;

                  (vi) has been or has been named as an underwriter of any securities covered by any registration statement which is the subject of any pending proceeding or examination under Section 8 of the Act, or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof;

                  (vii) has taken or failed to take any other act or are subject to any other order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of federal or state securities laws;

                  (viii) has filed a registration statement that is the subject of a currently effective stop order entered pursuant to any state's securities law within five years prior to the date hereof;

                  (ix) has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

                  (x) is currently subject to any state administrative enforcement order or judgment entered by that state's securities administrator within five years prior to the date hereof or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including but not limited to making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to the date hereof;

                  (xi) is subject to any state's administrative enforcement order or judgment that prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

                  (xii) is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to the date hereof.


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         3.    SALE OF THE SHARES BY THE AGENT. The Company and the Agent hereby agree as follows:

         (a) The Offering will be made within the United States to investors to whom the Agent has furnished copies of the Prospectus and in reliance upon the registrations or exemptions from registration under the State securities laws for those States in which the Shares are to be offered.

         (b) The Company hereby appoints the Agent, including Co-Underwriters or Selling Dealers which have executed an Agreement with the Agent as set forth above, as its exclusive selling agent to solicit prospective purchasers of the Shares and as such to effect sales of the Shares, on a best efforts basis, for the Company (in those jurisdictions specified by the Company) during the period commencing with the date of the Offering Memorandum and ending on the Closing Date. The Company may not terminate the Agent's agency hereunder without the Agent's failure to perform its obligations hereunder in all material respects, upon the Agent's material breach of any of its representations and warranties contained herein or upon the Agent's gross negligence or willful misconduct. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Agent accepts such appointment and agrees to use its best efforts to find prospective purchasers for the Shares in accordance with the terms and conditions of this Agreement.

         (c) Until the Minimum Offering Amount is received each person desiring to purchase Shares will be required to deliver payment by (i) check payable to the order of "________ Bank, Chicago, Illinois (the "ESCROW AGENT") Escrow Agent for TradeQuest, Inc." or (ii) by wire transfer, in the amount of the aggregate purchase price of the Shares subscribed for.

         (d) In the case of on-site supervisory review, such checks must be transmitted to the Escrow Agent by the end of the next business day following receipt by the Agent and, in the case of off-site supervisory review, checks must be transmitted to the Agent's final review office ("FINAL REVIEW OFFICE") by noon of the next business day following receipt by the Agent; such checks must be further transmitted to the Escrow Agent by the end of the next business day following receipt by the Final Review Office.

         (e) Until the Minimum Offering Amount is received and accepted, all payments received and accepted from Purchasers, except as hereinafter provided, will be deposited in an escrow account (the "ESCROW ACCOUNT") with the Escrow Agent. However, mere deposit of a check or receipt of a wire transfer will not constitute acceptance by the Company of a Subscription Agreement. Such funds may be temporarily invested only in investments permissible under Rule l5c2-4 of the Securities and Exchange Commission (the "COMMISSION"). Prior to receipt of the Minimum Offering Amount, the Company will have no right to obtain any funds from the Escrow Agent. The right of the Company to receive funds,


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         including any interest on the funds, when the Minimum Offering Amount is received is subject to fulfillment of the conditions specified in
         Section 8 hereof. Funds, including any interest on the funds, for Shares purchased by Investors on or before the Minimum Offering Date will be made available to the Company when the Minimum Offering Amount is received.

         (f) Prior to the Closing of the Offering, the Company shall from time to time amend the Registration Statement in order to update the information contained therein as follows, and the Agent shall cooperate with the Company in connection with any amendments thereto. In such event, the Company promptly will notify the Agent by telephone, promptly confirmed in writing by telecopy, to suspend solicitation of offers to purchase Shares, and, if so notified by the Company, the Agent shall forthwith suspend such solicitation and cease using the Registration Statement until such time as the Company advises that solicitation may be resumed. If, in connection therewith, the Company shall, with the cooperation of the Agent, decide to amend or supplement the Registration Statement, the Company (i) will advise the Agent promptly by telephone (with confirmation in writing by telecopy), (ii) will prepare an amendment or supplement to the Registration Statement that will correct such untrue statement or omission or will make such other change as may be necessary, and (iii) will supply such amended or supplemented Registration Statement to the Agent. If such amendment or supplement is satisfactory in all respects to the Agent, the Agent will resume the solicitation of offers to purchase Shares.

         4.    CLOSING DATE AND MINIMUM OFFERING DATE.

         (a) The Company may hold an "Initial Closing" of the Offering at any time after subscriptions for the Minimum Offering Amount have been accepted and all the conditions to the right of the Company to obtain funds as set forth in this Agreement, including Section 8 hereof, have been satisfied. At the Initial Closing (i) the Company and the Agent shall jointly notify the Escrow Agent to release the funds from the Escrow; and (ii) the Company will issue the securities to the Subscribers; and (iii) counsel for the Company shall deliver its opinion to the Agent as provided by Section 8 hereof; and (iv) all accepted subscription amounts will be delivered to the Company. The Company may hold any number of additional "Interim Closings" from time to time after the Initial Closing. The Offering will expire on the earlier of (a) sale of all Shares offered or (b) December 1, 2001 (or such earlier date as is mutually agreed by parties to this Agreement), unless the Offering is extended to February 28, 2002 upon agreement of the Company and the Agent, without notice to the investors. Pending each closing, each prospective investor's payment accompanying the Subscription Agreement will be deposited in a segregated escrow account with the Escrow Agent.

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         (b) "Minimum Offering Date" as used herein will mean the date, not later than December 1, 2001 (or such earlier date as is mutually agreed by parties to this Agreement) unless the Offering is extended to February 28, 2002 as provided above, on which the Company will have received and accepted subscriptions and payments for the Minimum Offering Amount. In the event that subscriptions and payments for at least the Minimum Offering Amount has not been received and accepted by the Company and deposited with and collected by the Escrow Agent on or prior to the Minimum Offering Date, this Agreement will terminate and the Company will have no any further obligation or liability hereunder to the Agent or any other Soliciting Dealer except as provided in
         Section 5 below. In the event of such termination, all purchase payments deposited with the Escrow Agent will be returned to the subscribers and no selling commissions (as hereinafter described) will be payable.

         (c) As soon as is practicable after the Minimum Offering Date, the Company will mail or otherwise furnish to the Agent written notification that subscriptions and payments for an aggregate of at least the Minimum Offering Amount has been received and accepted by the Company and deposited with and collected by the Escrow Agent.

         5.    COMPENSATION.

                           For the services of the Agent in soliciting and obtaining purchasers of the Shares, the Company agrees to pay the Agent at the Closing (as hereinafter defined), (i) a selling commission equal to ten percent (10%) of the aggregate proceeds received from the sale of Shares (the "SELLING COMMISSION"), plus an amount equal to three percent (3%) of the aggregate proceeds received from the sale of Shares as a non-accountable expense allowance of which $25,000 has been paid as of the date of this Agreement. In the event that the proposed offering is terminated prior to the Initial Closing for any reason by the Company other than a breach of the representations or warranties by the Agent prior to the completion of the Offering, the Company agrees to pay all accountable fees, costs and disbursements incurred and/or due and payable by Agent and its legal counsel up to an amount which shall not exceed $50,000. In the event that the proposed offering is terminated subsequent to the Initial Closing for any reason by the Company other than a breach of the representations or warranties by the Agent prior to the completion of the Offering, the Company agrees to pay 10% commission and 3% non-accountable expense allowance on all subscriptions of Shares accepted by the Company, plus all accountable fees, costs and disbursements incurred and/or due and payable by Agent and its legal counsel up to an amount which shall not exceed $50,000. In the event the Offering is terminated by Agent for any reason other than a breach of the representations or warranties by the Company, each party shall bear its own expenses relating to the Offering.

         (a) Upon the Closing, the Company will sell to the Agent or its designees at an aggregate price of one cent ($0.01) (the "WARRANT PRICE") a warrant ("AGENT WARRANT") entitling the Agent to purchase an aggregate number of shares of Common Stock equal to five percent (5%) of the aggregate number of shares of Common Stock sold in the Offering. The Agent Warrant is exercisable at any time after one year from the initial closing of the Offering and shall expire, if not exercised, three (3) years from the date of the initial closing (the "WARRANT EXERCISE TERM"). The Warrant shall provide the holder with a right to purchase each share of Common Stock at an exercise price equal to $5.40, which exercise price shall be payable by giving the Agent the option to pay the exercise price either (i) by reducing shares issuable upon exercise by such number of Shares as the fair market value of which is equal to the exercise price for the number of shares to be exercised or (ii) by paying cash.

         (b) The Selling Commissions will be paid, and Agents Warrants issued, at the time of each Closing, Interim Closing and Final Closing of the sale of the Shares as follows: (i) on the Minimum Offering Date, the Company will direct the Escrow Agent to remit to the Agent, from the proceeds on the sale of Shares, the selling commissions payable with respect to the Shares sold on or before the Minimum Offering Date and the Company shall direct its Transfer Agent to issue Agents Warrants as set forth above; and (ii) after the Minimum Offering Date, the Company will direct the Escrow Agent to remit to the Agent, from the proceeds from the sale of Shares, the selling commissions and non-accountable expense allowance payable with respect to the Shares sold after the Minimum Offering Date and before any respective Interim Closing Date and the Company shall direct its Transfer Agent to issue Agents Warrants as set forth above. For any subsequent Interim Closings, the Company will direct the Escrow Agent to remit to the Agent, from the proceeds from the sale of Shares, the selling commissions and non-accountable expense allowance payable with respect to the Shares sold after the previous Interim Closing Date and before the next Interim Closing Date and the Company shall direct its Transfer Agent to issue Agents Warrants as set forth above on such sales of Shares as are then being paid selling commission. The payment of commission and non-accountable expense allowance and the issuance of Agents Warrants shall proceed as above until the Final Closing.


         6.    FURTHER AGREEMENTS OF THE COMPANY.

         (a) The Company covenants and agrees that it will pay or cause to be paid (i) all expenses, if any, in connection with the soliciting and obtaining of purchasers of the Shares including reasonable travel expenses in connection with investor presentations, (ii) all expenses and fees in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including this Agreement and all other exhibits to the Registration Statement and any amendments or supplements thereto, and the Blue Sky Memorandum); and (iii) filing fees required in connection for offering and sale by the Agent under the securities or Blue Sky laws of the states and other jurisdictions designated in the Blue Sky Memorandum; provided.

         (b) If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event will have occurred as a result of which, in the opinion of counsel for the Company, the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare an appropriate supplement or amendment thereto, and will deliver to the Agent such number of copies thereof as the Agent may reasonably request.

         (c) For three years from the Closing Date, the Company will furnish directly to or cause to be furnished to the Agent:

                  (i) On or prior to the date on which the same shall be sent to shareholders, each communication required to be delivered or otherwise furnished to the holders of Shares, including any annual or interim financial statements or other reports of the Company;

                  (ii) Promptly after receipt thereof, a copy of any notice or communication mailed, telecopied or otherwise delivered to the Company pursuant to any of the agreements relating to any material matter regarding the sale of Shares;

                  (ii) Within sixty (60) days following the end of each quarter, an unaudited balance sheet and income statement prepared as of the end of such quarter (although the Company will attempt to furnish such financial statements within forty-five (45) days following the end of each quarter);

         provided that the Agent may at any time notify the Company that copies of any or all of such communications need no longer be sent to it.

         (d) Company will furnish to the Agent promptly as soon as the same shall be filed copies of all filings by the Company on Form SB-2, or other such forms, or other disclosure documents, as may be filed pursuant to the Securities and Exchange Act of 1934 and any such equivalent filing with States or other political entities, for the Offering.

         (e) For three years from the Closing Date, neither the Company nor any affiliate will utilize the names of subscribers for Shares obtained by the Agent for the purpose of solicitation, or contact such persons in connection with any other offering by the Company or an affiliate of the Company or other security by the Company or an affiliate of the Company, unless such person was originally introduced to the Agent by the Company or an affiliate of the Company. Should the names of such persons be utilized contrary to the foregoing, the Company shall pay to the Agent an amount equal to six percent (6%) of the amount invested by such persons in such other offering. This amount shall be due and payable upon the date such person's proceeds are invested.

         (f) The Company will cause a Blue Sky Memorandum to be prepared by its counsel relating to the securities or "blue sky" laws of certain of the states designated by the Agent, indicating whether or not the offering of the Shares may be made in such states (assuming compliance with the terms of the Blue Sky Memorandum and this Agreement) and advising whether the appropriate blue sky action, if any, was taken in each of such jurisdictions so as to permit the offering by the Agent of the Shares to the persons resident in each jurisdiction indicated in such Blue Sky Memorandum. In addition, subsequent to delivery of the initial Blue Sky Memorandum, the Company will orally advise the Agent, as information becomes available, of the status of clearance in such jurisdictions designated by the Agent and in each additional jurisdiction designated by the Agent and deliver to the Agent, as promptly as possible, supplements to the Blue Sky Memorandum prepared by its counsel containing written confirmation of clearance status in such jurisdictions and additional jurisdictions. The initial Blue Sky Memorandum, together with any supplements thereto, is hereinafter referred to as the "BLUE SKY MEMORANDUM." The Company will provide the Agent with copies of all correspondence relating to "blue sky" filings with the state securities commissions, and copies of any permits received from the state securities commissions, for the Offering.

         (g) The Company agrees that it will furnish or make available to the Agent or the Agent's counsel any and all documentation reasonably requested in connection with the Agent's due diligence efforts regarding information in the Registration Statement.

         (h) The Company and all affiliates will not take any action in connection with the Offering which would cause the Offering not to comply with Section 5 of the Act.

         (i) The Company will duly and timely file (i) with the Commission all required reports under the Securities Exchange Act of 1934, as amended and (ii) all reports required to be filed under applicable state securities laws and regulations and by the regulatory agencies charged with enforcement thereof.

         (j) The Company will notify the Agent immediately upon receipt thereof and confirm the notice in writing of the issuance by the Commission or any state securities administrator of any stop order suspending the effectiveness of any registration or qualification of the Shares for sale or enjoining the sale of the Shares or of the initiation of any proceeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order shall be issued, to obtain the lifting of the stop order at the earliest possible time.

         (k) The Company covenants that it will furnish to the Agent for its prior approval (as applicable), the form of each notice to be furnished by the Company to the Escrow Agent under the terms of the escrow agreement entered into among the Company, the Escrow Agent and the Agent relating to the Escrow Account.

         (l) For a period of two (2) years after the date of this Agreement, if the Company decides to retain the services of an investment banking firm, the Company will notify the Agent about any Business Transaction (as hereinafter defined) and will consider the Agent's proposal to act as the Company's agent for the Business Transaction. A "BUSINESS TRANSACTION" means any merger involving the Company or any of its subsidiaries, the acquisition by the Company or any of its subsidiaries of any entity or the assets thereof and the acquisition of the Company or any of its subsidiaries by another entity. The Company agrees to pay the Agent compensation calculated in accordance with the Lehman formula if the Agent introduces an acquisition or merger candidate to the Company and the acquisition or merger is consummated.

         (m) Subject to the Minimum Offering Amount being raised by the Agent, the Company and the Agent understand and agree that for a period of three (3) years commencing on the date of the Initial Closing, (i) the Agent may act, in the Company's sole discretion, as the managing underwriter in connection with any private placement or public offering ("ADDITIONAL OFFERING") of the Common Stock, and (ii) if the Agent does not act as the managing underwriter, the Agent shall act as either the co-managing underwriter or an underwriter for such additional offering depending upon the mutual agreement of the Agent and the Company.

         7.    FURTHER AGREEMENTS OF THE AGENT.

         (a) The Agent hereby represents that it is currently, and will remain throughout the offering of Shares, a member in good standing of the NASD. The Agent agrees that it will not allow commissions to be paid to any other broker-dealer, including foreign broker-dealers registered pursuant to the Exchange Act, unless such broker/dealer has executed an appropriate Agreement to sell the Shares and such Agreement contains substantially the same terms and conditions as this agreement.

         (b) The Agent agrees that it will accept subscriptions only from investors who have received a copy of the Prospectus. The Agent will not give any information or make any representation in connection with the offering of the Shares other than those contained in the Prospectus furnished by the Company. The Agent will use only additional material which has been approved in writing by the Company prior to its first use.

         (c) The Agent agrees that if and when the Company supplies it with copies of any supplement to the Prospectus, the Agent will affix such copies of such supplement to copies of the Prospectus already in the Agent's possession, and that thereafter the Agent will only distribute Prospectuses containing such supplement and that the Agent will accept subscriptions only from investors who have received a copy of the Prospectus containing such supplement. The Agent further agrees to comply with all instructions from the Company concerning the destruction of out-dated Prospectuses and the use of supplemented or amended Prospectuses

         (d) The Agent agrees to solicit Subscribers only in the states and other jurisdictions in which the Blue Sky Memorandum indicates that such solicitation can be made in accordance with any limitations described therein and in the states and jurisdictions in which the Agent is licensed or qualified to make offers and sales of the Shares.

         8     CONDITIONS TO THE RIGHT OF THE COMPANY TO OBTAIN FUNDS. The right
         Of the Company to obtain funds from the Escrow Agent on the Minimum Offering Date is subject to the accuracy of and compliance with the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of the Minimum Offering Date, to the accuracy of the statements of the Company made pursuant to the provisions hereof, and to the following further conditions:

         (a) No stop order suspending the effectiveness of any qualification of the Shares for sale or enjoining the sale of the Shares or of the initiation of any proceeding for that purpose or any amendment or supplement thereto will have been issued prior to the Minimum Offering Date and will be in effect at that date, and no proceedings for the issuance of such order will be pending or threatened at that date.

         (b) On the Minimum Offering Date, there will have been furnished to the Agent the opinion of the counsel for the Company, dated as of the Minimum Offering Date, subject to such assumptions as such counsel will deem necessary to render such opinion, substantially to the effect that:

                  (i) the Company is a corporation organized under the laws of the State of Delaware and is validly existing as a corporation under such laws;

                  (ii) the sale of the Shares and the issuance of the Common Stock has been duly authorized (and to the extent necessary reserved) by all necessary corporate action on the part of the Company. When subscriptions for the Shares have been accepted by the Company and payment in full has been received, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable;

                  (iii) this Agreement has been duly and validly authorized, executed and delivered, by and on behalf of the Company and constitutes the valid and binding agreement, enforceable in accordance with its terms, of the Company subject to any applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights, and to principles of a court of equity with respect to equitable remedies and defenses, from time to time in effect, and except as the indemnity provisions contained herein may be unenforceable for reasons of public policy under court decisions or regulations of the Commission;

                  (iv) the terms and provisions of any agreements to which the Company or the Company is a party which are exhibits to the Registration Statement or are referred to therein, substantially conform in all material respects to the descriptions thereof contained in the Registration Statement;

                  (v) to the best of the Company's counsel's knowledge, information and belief, after making reasonable inquiry, the consummation of the transactions contemplated herein do not conflict with or result in a breach of any of the terms, provisions or conditions of any agreement or instrument to which the Company is a party or by which the Company may be bound, or violate any order, rule or regulation applicable to the Company of any court or governmental body or administrative agency having jurisdiction over the Company;

                  (vi) to the best of the Company's counsel's knowledge, information and belief, after making reasonable inquiry, there is no litigation or governmental proceeding pending, threatened against or involving the property or business of the Company, which would materially and adversely affect the value of the assets or the operation of the business of the Company;

                  (vii) the offer and sale of the Shares, the shares of Common Stock has been properly registered under Section 5 of the Act;

                  (viii) based on such counsel's review and participation in discussions in the course of the preparation of Registration Statement concerning the contents thereof, and having independently verified or assumed the responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement (except as to the financial statements, prior performance information and financial projections (if any) contained therein, as to which such counsel need not express any opinion) at the date thereof or at the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) The representations and warranties of the Company herein will be true and correct in all material respects as of the Minimum Offering Date, as if made as of the Minimum Offering Date, and all agreements herein contained to be performed on the part of the Company at or prior to the Minimum Offering Date will have been so performed.

         (d) Upon receipt by the Company of such certificates and documents, the Company will direct the Escrow Agent in writing to release to the Company the funds in the Escrow Account.

         (e) If any of the conditions specified in this Section 8 will not have been fulfilled when and as required by this Agreement, this Agreement and all Agent's obligations hereunder may be canceled at, or at any time prior to, the Minimum Offering Date by Agent. Any such cancellation will be without liability on the Agent's part. Notice of such cancellation will be given to the Company at the address specified in Section 12 hereof, in writing, or by telecopy or telephone confirmed in writing.

         9.    INDEMNIFICATION.

         (a) Subject to the provisions of paragraphs (b) through (e) of this
         Section 9: the Company agrees to indemnify and hold harmless Agent and each person who controls Agent within the meaning of the Act (collectively, the "AGENT INDEMNIFIED PARTIES") against any losses, claims, damages or liabilities, joint or several, to which such Agent Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or any amendment or supplement thereof or thereto, as applicable, or (B) in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or (ii) the omission or alleged omission to state in the Registration Statement or any amendment or supplement thereof or thereto, as applicable, or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Agent Indemnified Parties for any legal or other expenses reasonably incurred by such Agent Indemnified Party in connection with investigating or defending any such claim, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use with reference to the Agent in the preparation of the Registration Statement or any such Blue Sky Application or any such amendments or supplements thereto or (ii) is primarily the result of the Agent's willful misconduct or gross negligence. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Company agrees to indemnify and hold harmless the Agent Indemnified Parties, in the manner and to the extent provided in Paragraph (a) of this Section 9; provided, however, that no such indemnification by the Company of the Agent Indemnified Parties will be permitted under this Agreement against any liability, loss or damage incurred by them in connection with any claim or settlement alleging federal or state securities law violations, unless such lawsuits alleging such claims are successfully defended and a court approves indemnification of litigation costs, unless such lawsuits are dismissed with prejudice on the merits, or unless such lawsuits are settled and a court approves the settlement and the indemnification.

         (c) The Agent agrees to indemnify and hold harmless the Company and each person who controls the Company within the meaning of the Act (collectively, the "COMPANY INDEMNIFIED PARTIES"), against any losses, claims, damages or liabilities to which such respective Company Indemnified Party may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or any amendment thereof (or supplement to the Registration Statement) or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement as part thereof) or any amendment or supplement thereof or thereto, as applicable or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and conformity with written information furnished to the Company by the Agent specifically for use with reference to Agent in the preparation of the Registration Statement or any such amendments thereof or supplements thereto or any such Blue Sky Application or any such amendments thereof or supplements thereto; or (ii) the Agent's failure to comply with the provisions of Section 3 and Section 7 of this Agreement; and will reimburse such Company Indemnified party for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that Agent may otherwise have.

         (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying Party will relieve it from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances (other than such local counsel as may be employed by counsel to the indemnified parties to render legal advice with respect to the laws of, or legal services in, states or jurisdictions other than those states and jurisdictions in which counsel to the indemnified parties is admitted to practice law.) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party will not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

         10. EFFECTIVE DATE. Provided that at least one counterpart of this Agreement will then have been executed and delivered, this Agreement will become effective upon delivery by the Company of telecopies, correspondence or other notification to the Agent indicating the Registration Statement is released for distribution.

         11. SURVIVAL OF INDEMNITIES, WARRANTIES AND REPRESENTATIONS. The respective indemnity agreements of the Company and Agent contained in Section 9 hereof, and the representations and warranties of the Company and Agent set forth herein, will remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Company or Agent, or any controlling person referred to in
Section 9, and will survive the delivery of and payment for the Shares, and any successor of the Agent or the Company or of any such controlling person or any legal representative of any such controlling person, as the case may be, will be entitled to the benefit of the respective indemnity agreements.

         12. NOTICES. Except as is otherwise provided in this Agreement, (a) whenever notice is required by the Provisions of this Agreement or otherwise to be given to the Company, such notice will be in writing addressed to the Company at 400 North Oak Street, Inglewood, California 90302 Attention: John Vorzimer, Chairman; and (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to Agent, such notice will be in writing addressed to the Agent at 39 S. LaSalle Street, Chicago, Illinois 60603,
Attention: Richard Lynch. Any notice referred to herein may be given in writing or by telecopy or telephone and if by telecopy or telephone will be immediately confirmed in writing. Notice (unless actual) will be effective upon mailing or telecopy transmission, as the case may be.

         13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement is made solely for the benefit of Agent, the Company and the controlling persons referred to in Section 9 hereof, and their respective successors and assigns, and no other person will acquire or have any right by virtue or this Agreement, and the term "successors and assigns," as used in this Agreement, will not include any Purchaser.

         14. GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

         15. FURTHER CONDITIONS. Until the Minimum Offering Date, this Agreement may be terminated by the Agent at its option by giving notice to the Company, if (a) the Company shall have become a party to any litigation which, in the opinion of counsel to the Agent, could have a material adverse effect on the value of the assets or operation of the business of the Company, (b) there shall have been, since the respective dates as of which information is in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company, which change in the Agent's reasonable judgment shall render it inadvisable to proceed with the delivery of the Shares, (c) there shall have been any important change in market levels, major catastrophe, substantial change in national, international or world affairs, national calamity, postal strike, act of God or other event or occurrence which, in the Agent's reasonable judgment, will materially disrupt the financial markets of the United States, or (d) a general banking moratorium shall have been declared by federal or state authorities.

         16. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Agent and the Company with respect to the subject matter hereof and terminates and supersedes all prior agreements and understandings between or among the Agent and the Company with respect to the subject matter hereof.

         18. HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS whereof, the parties have signed this Agreement as of this ___th day of ________, 2001.
                                 TRADEQUEST, INC.



                                 By:/s/ John Vorzimer
                                  -------------------------
                                    John Vorzimer, Chairman


                                 By: /s/ Donald Hyde
                                  -------------------------
                                    Donald Hyde, President

CHICAGO INVESTMENT GROUP, INC.

Investment Banking Division Endorsement


By:/s/ William Key Cantrell
------------------------------
 William Key Cantrell
 Managing Director
 Investment Banking division

FINAL APPROVAL


By:/s/ Richard Lynch
-----------------------------
 Richard Lynch, President
 and Chief Executive Officer